Exhibit 5.3

July 28, 2025

Acuity Inc.

ABL IP Holding LLC

1170 Peachtree Street, N.E., Suite 1200

Atlanta, Georgia 30309

Re:	Post-Effective Amendment to Registration Statement

Ladies and Gentlemen:

I am General Counsel of Acuity Inc., a Delaware corporation (the “Company”), and its subsidiary ABL IP Holding LLC, a Georgia limited liability company (“ABL IP”). The Company, ABL IP and certain other subsidiaries of the Company (ABL IP and such subsidiaries, the “Guarantors”) are filing on the date hereof with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) a post-effective amendment (the “Amendment”) to the registration statement on Form S-3 filed with the SEC on October 26, 2023 (the “Original Registration Statement”; the Original Registration Statement, as amended by the Amendment, is referred to herein as the “Registration Statement”) relating to the offering from time to time of (i) one or more series of debt securities by the Company (the “Debt Securities”) and (ii) guarantees, if any, of the Debt Securities (the “Guarantees”) by ABL IP and the other Guarantors. The Amendment includes a prospectus for offerings of Debt Securities and Guarantees (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus in connection with each offering of Debt Securities and, if applicable, Guarantees.

The Debt Securities and the Guarantees are to be issued pursuant to an Indenture, dated as of the date hereof (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee.

In rendering the opinions expressed below, I have relied upon my examination or the examination by attorneys acting under my supervision of originals or copies, certified or otherwise, of such instruments, corporate records, certificates of public officials and other persons, and other documents as we have deemed necessary or advisable for purposes of this opinion. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of ABL IP.

In rendering the opinions contained herein, I have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons and (iii) the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion as follows:

1. ABL IP is a validly existing limited liability company in good standing under the laws of the State of Georgia.

2. ABL IP has all necessary limited liability company power to execute and deliver and to perform its obligations under the Indenture.

3. ABL IP has taken all necessary limited liability company action to duly authorize the execution, delivery and performance of the Indenture.

4. ABL IP has duly executed the Indenture as a matter of Georgia law.

This opinion letter is limited to the matters expressly set forth above and is given only as of the date hereof. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I am a member of the Bar of the State of Georgia. My opinions expressed herein are limited to the Georgia Limited Liability Company Act, and I do not express any opinion herein concerning any other law, including, without limitation, any other law of the State of Georgia. With respect to the securities registered by the Registration Statement other than the Debt Securities and Guarantees, I note that you have received an opinion, dated October 26, 2023, of Foley & Larder LLP, which was filed as Exhibit 5.1 to the Original Registration Statement.

I hereby consent to the filing of this opinion as Exhibit 5.3 to the Amendment and to the use of my name in the Prospectus forming a part of the Amendment under the caption “Validity of the Securities.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Sincerely,

/s/ Barry R. Goldman

Barry R. Goldman, General Counsel